Exhibit 99.1

International Media Acquisition Corp.
Receives Notification of Deficiency from Nasdaq
Related to Delayed Filing of Quarterly Report on Form 10-Q

New York, December 3, 2021 – International Media Acquisition Corp. (the “Company”) received a notice on November 30, 2021 from the Listing Qualifications Staff of The Nasdaq Stock Market LLC (“Nasdaq”), which stated that the Company was not in compliance with Nasdaq Listing Rule 5250(c)(1) because it had not filed its Quarterly Report on Form 10-Q for the quarter ended September 30, 2021 with the Securities and Exchange Commission (“SEC”). Nasdaq Listing Rule 5250(c)(1) requires listed companies to timely file all required periodic financial reports with the SEC.

Under Nasdaq rules, the Company has 60 calendar days from the date of the notice to file its Quarterly Report on Form 10-Q for the quarter ended September 30, 2021. If the Company is unable to file the Quarterly Report by that date, the Company is permitted to submit a plan of compliance on or prior to that date. If Nasdaq accepts the Company’s plan, then Nasdaq may grant the Company up to 180 days from the due date for the Quarterly Report to regain compliance.

The Company is actively working with its auditors and advisors, and intends to file its Quarterly Report as soon as possible to regain compliance.

The notice has no immediate impact on the listing or trading of the Company’s securities on Nasdaq.

About International Media Acquisition Corp.

IMAC is led by founder Shibasish Sarkar (CEO). IMAC is a blank check company formed for the purpose of effecting a business combination with one or more businesses. Although there is no restriction or limitation on what industry or geographic region its target operates in, IMAC intends to pursue prospective targets in North America, Europe and Asia (excluding China) in the media and entertainment industry.

Cautionary Note Concerning Forward-Looking Statements

This press release includes forward-looking statements that involve risks and uncertainties. Forward looking statements are statements that are not historical facts. Such forward-looking statements, including the search for an initial business combination, are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company's expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

IMAC Contact:
Fatema Nagree
International Media Acquisition Corp.
+91 9867661126
fatema@imac.org.in